MIRION TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
RSU GRANT NOTICE
(Directors)

Mirion Technologies, Inc., a Delaware corporation (the “Company”), pursuant to its Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) an Award of RSUs indicated below, which RSUs shall be subject to vesting based on the Participant’s continued service with the Company. This award of RSUs, together with any accumulated Dividend Equivalents as provided herein (the “Award”) is subject to all of the terms and conditions as set forth herein, and in the RSU Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this RSU Grant Notice (the “Notice”) and the Agreement.

Participant:
Grant Date:
Number of RSUs:[1]
Vesting Schedule:
Subject to the terms of the Plan, the RSUs shall vest in two installments with [_____] RSUs vesting on March 15, 2022 and [_____] RSUs vesting on June 15, 2022; subject to the Participant’s continued service as a Director of the Company throughout each such vesting date.[2,3]

THE PARTICIPANT IS REQUIRED TO ACCEPT THIS AWARD ELECTRONICALLY BY ACCESSING THE E*TRADE FINANCIAL SERVICES, INC. (“E*TRADE”) WEBSITE AT WWW.ETRADE.COM. BY CLICKING ON THE “ACCEPT” BUTTON ON THE E*TRADE WEBSITE, THE PARTICIPANT ACCEPTS THIS AWARD AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT (INCLUDING EXHIBIT A HERETO AND ANY APPENDICES) AND THE PLAN. THE PARTICIPANT FURTHER ACKNOWLEDGES THAT SUCH ELECTRONIC ACCEPTANCE OF THIS AGREEMENT SHALL HAVE THE SAME BINDING EFFECT AS A WRITTEN OR HARD COPY SIGNATURE. THE PARTICIPANT HAS REVIEWED THE PLAN, THIS NOTICE AND THE AGREEMENT IN THEIR ENTIRETY AND FULLY UNDERSTANDS ALL PROVISIONS OF THE PLAN, THIS NOTICE AND THE AGREEMENT. THE PARTICIPANT HEREBY AGREES TO
1 Note to Draft: Number of RSUs is equal to a pro-rata portion of the annual grant calculated as follows: the number of RSUs based on a grant date fair value of $93,500 multiplied by a fraction with (i) the numerator equal to 238 (i.e., the number of days between October 20, 2021 and June 15, 2022), and (ii) the denominator equal to 365.
2 Note to Draft: Number of RSUs to equal the portion of the total number of RSUs multiplied by a fraction with (i) the numerator equal to 147 (i.e., the number of days between October 20, 2021 and March 15, 2022), and (ii) the denominator equal to 238.
3 Note to Draft: The remainder of the RSUs.
#95315756v1

ACCEPT AS FINAL AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THIS NOTICE OR THE AGREEMENT.

#95315756v1

EXHIBIT A

MIRION TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
RSU AGREEMENT
(Directors)

The Participant has been granted an Award (the “Award”) of RSUs pursuant to the Mirion Technologies, Inc. Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), the Notice of RSU Award (the “Notice”) and this RSU Agreement (this “Agreement”), dated as of [●], 20[●] (the “Grant Date”). Except as otherwise indicated, any capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Plan or in the Notice.
1.Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.
2.Vesting Dates. Subject to Section 3 and Section 4 of this Agreement, the Award shall vest on the dates set forth in the Notice. Vesting will cease upon your Termination of Service. Any RSUs that did not become vested prior to your Termination of Service or that do not become vested according to the provisions in Section 3 and Section 4 of this Agreement shall be forfeited immediately following the date of your Termination of Service.
3.Termination of Service.
(a)Termination of Service due to Involuntary Removal from the Board. In the event of the Participant’s Termination of Service by the Company without Cause due to involuntary removal from the Board (other than for Cause), any unvested RSUs that would have vested in the six-month period following such Termination of Service will vest as on the date of the Participant’s Termination of Service, conditioned on the Participant delivering to the Company, and failing to revoke, a signed release of claims acceptable to the Company within fifty-five (55) days following the date of the Participant’s Termination of Service. Any unvested RSUs that do not vest in accordance with the previous sentence will be forfeited and canceled in their entirety without any payment or consideration being due from the Company.
(b)Due to Death or Disability. In the event of the Participant’s Termination of Service due to death or Disability, any RSUs that are not vested as of the date of such Termination of Service will vest in full.
(c)For Cause. In the event of the Participant’s Termination of Service by the Company, the RSUs, whether vested or unvested, will be immediately forfeited and canceled in their entirety without any payment or consideration being due from the Company.
(d)Definitions. For purposes of this Agreement, “Disability” shall mean any medically determinable physical or mental impairment resulting in the Participant’s inability to engage in any substantial gainful activity, where such impairment is likely to result in death or can be expected to last for a continuous period of not less than 12 months, as determined reasonably and in good faith by the Committee.

#95315756v1

4.Change in Control. Subject to Participant continuing to provide service through the Change in Control, any unvested RSUs will vest on the date of the Change in Control.
5.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
6.Dividend Equivalents. If a cash dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the time at which such dividend was declared; provided that, the Dividend Equivalent shall be provided in Shares if required by applicable law. Each Dividend Equivalent will be paid to the Participant in cash or Shares, as applicable, as soon as reasonably practicable (and in no event later than 45 days) after the applicable vesting date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
7.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, on the date that is two days following the Company’s first earnings release for the most recently completed fiscal quarter following the applicable vesting date (but in no event later than two and one-half months following the vesting date), one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
8.Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility. The Participant further acknowledges that the Company (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
9.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
10.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
11.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to

#95315756v1

the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Mirion Technologies, Inc.
1218 Menlo Drive
Atlanta, Georgia 30318
Attention: Stock Administration
Email: mti-stockadmin@mirion.com
If to the Participant, to the address of the Participant on file with the Company.
12.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to continue to provide services to, the Company or any Affiliate.
13.No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
14.Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
15.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
16.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
17.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.

#95315756v1

18.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
19.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
20.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s service with the Company.
21.Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.
22.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
23.Section 409A and Section 457A. To the extent the Committee determines that any payment under this Agreement is subject to Section 409A or Section 457A of the Code, the provisions of Section 19 of the Plan shall apply.
24.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

[Remainder of page intentionally left blank]

#95315756v1

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date last written below or the date electronically accepted through the applicable portal, as applicable.

MIRION TECHNOLOGIES, INC.
By: ___________________________
Name:
Title:

PARTICIPANT

Name:

[SIGNATURE PAGE – DIRECTOR RSU AGREEMENT]
#95315756v1